THE JAPAN FUND, INC.

CERTIFICATE OF CORRECTION

THE JAPAN FUND, INC., a Maryland corporation (which is hereinafter called the “Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as the “SDAT”) that:

FIRST: The title of the document being corrected by this Certificate of Correction is the Articles Supplementary of the Corporation that was filed with and accepted for record by the SDAT on April 27, 2000 (the “Articles Supplementary”).

SECOND: The name of the sole party to the Articles Supplementary was The Japan Fund, Inc.

THIRD: The Articles Supplementary were filed for record with the SDAT on April 27, 2000.

FOURTH: As previously filed, Articles SECOND of the Articles Supplementary stated:

“SECOND: A description of the “Class A” shares, “Class B” shares, “Class C” shares and “AARP Shares,” including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of such shares, as set by the Board of Directors of the Corporation, is as follows:

(a) Except as provided in the Charter of the Corporation and except as described in (b) and (c) below, the “Class A” shares, “Class B” shares, “Class C” shares and “AARP Shares” each shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms and conditions of redemption as the “Class S” shares of the Corporation’s Common Stock.

(b) The “Class A” shares, “Class B” shares, “Class C” shares and “AARP Shares” of the Corporation’s Common Stock may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, record keeping, redemption, service or other fees, however designated) and to such account size requirements, which may be different from one another, as well as different from the sale loads, charges, expenses, fees or account size requirements of the “Class S “ shares of the Corporation’s Common Stock, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

(c) The “Class B” shares of the Corporation’s Common Stock shall be convertible into “Class A” shares of the Corporation’s Common Stock on such terms and subject to such provisions as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.”

FIFTH: Article SECOND of the Articles Supplementary is hereby corrected to state:

“SECOND: A description of the “Class A” shares, “Class B” shares, “Class C” shares and “AARP shares,” including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of such shares, as set by the Board of Directors of the Corporation, is as follows:

(a) Except as provided in the Charter of the Corporation and except as described in (b), (c) and (d) below, the “Class A” shares, “Class B” shares, “Class C” shares and “AARP Shares” each shall be identical in all respect, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as the “Class S” shares of the Corporation’s Common Stock.

(b) The “Class A” shares, “Class B” shares, “Class C” shares and “AARP Shares” of the Corporation’s Common Stock may be issued and sold subject to such sales loads or charges, whether initial, deferred, or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, record keeping, redemption, service or other fees, however designated), and to such account size requirements, which may be different from one another, as well as different from the sale loads, charges, expenses, fees or account size requirements of the “Class S” shares of the Corporation’s Common Stock, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

(c) The “Class B” shares of the Corporation’s Common Stock shall be convertible into “Class A” shares of the Corporation’s Common Stock on such terms and subject to such provisions as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.”

(d) the “AARP Shares” of the Corporation’s Common Stock shall be convertible into “Class S” shares of the Corporation’s Common Stock on such terms and subject to such provisions as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.”

[signatures begin on next page]

IN WITNESS WHEREOF, The Japan Fund, Inc. has caused this Certificate of Correction to be signed and acknowledged in its name and on its behalf by its President and attested to by its Assistant Secretary on this 26 day of January, 2008, and its President acknowledges that, this Certificate of Correction is the act of The Japan Fund, Inc and he further acknowledges that as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	THE JAPAN FUND, INC.

/s/ Maureen E. Kane	By:	/s/ Lynn S. Birdsong	(SEAL)
Maureen E. Kane, Assistant Secretary		Lynn S. Birdsong, President

3